EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 16, 2020, with respect to the consolidated financial statements included in the Amendment No. 2 to the Annual Report of Repay Holdings Corporation (Successor) and Hawk Parent Holdings LLC (Predecessor) on Form 10-K for the year ended December 31, 2019. We consent to the incorporation by reference of said report in the Registration Statements of Repay Holdings Corporation on Form S-3 (File No. 333-232961) and on Form S-8 (File No. 333-233879).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

May 4, 2020